UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

September 6, 2018
____________________________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

168 Third Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.                                 ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2018, the Board of Directors of Thermo Fisher Scientific Inc. (the “Company”), elected James C. Mullen as a director of the Company, effective November 8, 2018, for a term expiring at the 2019 annual meeting. Mr. Mullen was appointed to the Board’s Strategy and Finance Committee.  Mr. Mullen served as Chief Executive Officer of Patheon N.V. (“Patheon”) until its acquisition by the Company in August 2017. Before joining Patheon, he served as Chief Executive Officer and President at Biogen.
As a result of the end of his service to Patheon upon the Company’s acquisition of Patheon, Mr. Mullen was entitled to receive severance pay of 24 months’ base salary ($2,200,000 in the aggregate) pursuant to his employment agreement with Patheon, payable in 24 monthly installments following the date of termination. These severance payments, which he will continue to receive in monthly installments through August 2019, were not contingent on continued service and Mr. Mullen has not provided services to the Company in any capacity since it acquired Patheon.
In connection with his service as a director, Mr. Mullen will be entitled to receive the Company’s previously disclosed standard agreements and arrangements for non-employee directors as described in Exhibit 10.7 to the Company's annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017 (File No. 001-08002), and will enter into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-90661).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 7th day of September, 2018.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel